UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 7, 2016

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 8, 2016, H.B. Fuller Company (the “Company”) announced the resignation of James R. Giertz as the Executive Vice President and Chief Financial Officer of the Company effective May 17, 2016. Thereafter, Mr. Giertz will remain with the Company as its Executive Vice President, Strategy.

(c) On April 7, 2016, the Board of Directors of the Company appointed John J. Corkrean as Executive Vice President and Chief Financial Officer of the Company, effective May 17, 2016. In this position, Mr. Corkrean will serve as the principal financial officer of the Company. Mr. Corkrean, age 50, joins H.B. Fuller Company from Ecolab Inc., where he has built a successful 17-year track record of leadership in all areas of financial management and controls. Since 2014, he was the senior vice president of Finance for their Global Energy Services sector. During his career at Ecolab, he served as the company’s senior vice president and corporate controller from 2008 to 2014, and prior to that he served as vice president and corporate treasurer, and other significant financial and commercial roles. He also was instrumental in the integration of both the Nalco and Champion acquisitions. Corkrean earned a bachelor’s degree in accounting from the University of Iowa and a master’s in business administration from the Kellogg School of Management at Northwestern University.

As Executive Vice President and Chief Financial Officer, Mr. Corkrean will receive an annual base salary of $470,000. Also, he will be entitled to receive a target incentive opportunity of 65% of his base salary with a maximum incentive opportunity of up to 130% of his base salary under the Company’s short-term incentive plan for the fiscal year ending December 3, 2016. Mr. Corkrean will receive a one-time grant of time-based restricted stock units with a value of approximately $500,000, vesting in three equal annual installments on the anniversary date of the grant date. Mr. Corkrean will also receive stock-based incentive awards under the Company’s long-term incentive plan consisting of non-qualified stock options with a value of approximately $168,725, performance-based restricted stock units with an approximate value of $84,362.50 and time-based restricted stock units with an approximate value of $84,362.50. Finally, Mr. Corkrean will be eligible for relocation services and reimbursements under the Company’s standard relocation policies and practices.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release, dated April 8, 2016, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: April 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 8, 2016, issued by H.B. Fuller Company